CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form F-3 No. 333-xxxxx), and related Prospectus of Commtouch Software Ltd. for the registration of 7,095,886 of its ordinary shares and to the incorporation by reference therein of our report dated February 27, 2002, with respect to the consolidated financial statements and schedule of Commtouch Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 2001 filed with the Securities and Exchange Commission.


Tel-Aviv, Israel                                   KOST, FORER and GABBAY
May 13, 2002                               Certified Public Accountants (Israel)